Exhibit 3.300

[Seal of the State of Nevada]	DEAN HELLER Secretary of State 208 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of /s/ Dean Heller Dean Heller Secretary of State State of Nevada	Document Number 20050494538-60
Articles of Organization Limited-Liability Company (PURSUANT TO NRS 86)		Filing Date and Time 10/20/2005 11:52 AM
Entity Number E0711692005-0

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited Liability Company		Durante Holdings, LLC
2 Resident Agent Name and Street Address:		Schreck Brignone
Name
		300 South Fourth Street, Suite 1200	Las Vegas	NEVADA	89101
		Physical Street Address	City		Zip Code

		Additional Mailing Address	City	State	Zip Code
3. Dissolution Date (Optional)		latest date upon which the company is to dissolve (if existence is not perpetually)

4. Management:		Company shall be managed by ☐ Manager(s) OR ☒ Members
5. Names Addresses of Manager(s) or Members:	1.	Jessica Gonzales
Name
		5074 Durante Street	Las Vegas	Nevada	89119
		Address	City	State	Zip Code
2.
Name

		Address	City	State	Zip Code
3.
Name

		Address	City	State	Zip Code

6. Names, Addresses and Signature of Organizers		Jenica Yurcic
		Name		Signature
		300 South Fourth Street, Suite 1200	Las Vegas	Nevada	89101
		Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:		I hereby accept appointment as Resident Agent for the above named limited-liability company.
		“Illegible”		10/20/05
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date
SEE ATTACHMENT
This form must be accompanied by appropriate fees. See attached fee schedule

ATTACHMENT TO

ARTICLES OF ORGANIZATION

OF

DURANTE HOLDINGS, LLC

The Articles of Organization of Durante Holdings, LLC (the “Company”) consist of the articles set forth on the preceding page and the additional articles set forth on this Attachment as follows:

8. Registered Office.

The Company may, from time to time, in the manner provided by law, change the resident agent and the registered office in the State of Nevada. The Company may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

9. Management

The management of the Company shall be vested in its member or members in the manner prescribed by the Company’s operating agreement. The name and address of the person who is the Company’s initial member is set forth in Article 5 on the preceding page.

10. Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company’s operating agreement or any other agreement, the expenses of members incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacities as members of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of the members to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

Any repeal or modification of this Article 10 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 10 and any other article of the Company’s Articles of Organization, the terms and provisions of Article 10 shall control.

[Seal of the State of Nevada]	DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofState.biz

	Filed in the office of /s/ Dean Heller Dean Heller Secretary of State State of Nevada	Document Number 20050569077-71
Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)		Filling Date and Time 11/21/2005 7:08 AM
Entity Number E0711692005-0

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:

Durante Holdings, LLC (E0711692005-0)

2.	Description of the original document for which correction is being made:

Articles of Organization

3.	Filing date of the original document for which correction is being made: October 20, 2005

4.	Description of the inaccuracy or defect.

The address of the Member is listed as:

Jessica Gonzales
5074 Durante Street
Las Vegas, Nevada 89119

5.	Correction of the inaccuracy or defect.

The correct address of the Member is:

Jessica Gonzales
5047 Durante Street
Las Vegas, Nevada 89119

6.	Signature:

/s/ Jessica Gonzales	Member	11/15/05
Authorized Signature	Title*	Date

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state AM correction 2003 Revised on 10/03/05